Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Debbie Mitchell	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	debbie.mitchell@cardinalhealth.com		sally.curley@cardinalhealth.com
CARDINAL HEALTH REPORTS SECOND-QUARTER RESULTS FOR FISCAL 2016

•	23 percent increase in revenue to $31.4 billion

•	14 percent increase in non-GAAP[1] operating earnings to $726 million

•	8 percent increase in non-GAAP diluted earnings per share to $1.30

•	Reaffirms fiscal 2016 non-GAAP diluted earnings per share guidance range of $5.15 to $5.35
DUBLIN, Ohio, Feb. 1, 2016 - Cardinal Health today reported fiscal year 2016 second-quarter results, with revenue of $31.4 billion, an increase of 23 percent, and non-GAAP operating earnings of $726 million, an increase of 14 percent. Non-GAAP diluted earnings per share (EPS) increased 8 percent to $1.30. On a GAAP basis, operating earnings increased 3 percent to $563 million, and diluted EPS increased 14 percent to $0.98.
"Our performance in the second quarter of our fiscal 2016 reflects our deep commitment to serving a health system experiencing powerful changes," said George Barrett, chairman and chief executive officer of Cardinal Health. "We achieved strong revenue and operating growth. Both of our reporting segments continue to demonstrate very solid fundamentals and growth in our base of customers. Our organization continues to demonstrate discipline in executing on our priorities while strategically positioning us for the future."
Barrett noted that the company was reaffirming its fiscal 2016 non-GAAP diluted earnings per share guidance of $5.15 to $5.35, representing an 18 to 22 percent growth rate compared to fiscal 2015.
Q2 FY16 SUMMARY

	Q2 FY16		Q2 FY15		Y/Y
Revenue	$31.4	billion	$25.5	billion	23%
Operating earnings	$563	million	$546	million	3%
Non-GAAP operating earnings	$726	million	$639	million	14%
Net earnings attributable to Cardinal Health, Inc.	$326	million	$289	million	13%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$430	million	$400	million	7%
Diluted EPS attributable to Cardinal Health, Inc.	$0.98		$0.86		14%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$1.30		$1.20		8%
SEGMENT RESULTS
Pharmaceutical Segment
Second-quarter revenue for the Pharmaceutical segment increased 25 percent to $28.3 billion. Segment profit for the quarter increased 16 percent to $627 million. The drivers for both segment revenue and profit were growth from existing and new customers as well as acquisitions.

	Q2 FY16		Q2 FY15		Y/Y
Revenue	$28.3	billion	$22.6	billion	25%
Segment profit	$627	million	$542	million	16%
Medical Segment
Second-quarter revenue for the Medical segment increased 9 percent to $3.2 billion. This growth was primarily due to the net contribution from acquisitions and growth in the Cardinal Health at Home platform.
Segment profit declined 8 percent to $106 million. This includes the impact of the Cordis-related inventory fair value step-up. Excluding the step-up of $21 million, year-over-year Medical segment profit growth was 10 percent.

	Q2 FY16		Q2 FY15		Y/Y
Revenue	$3.2	billion	$2.9	billion	9%
Segment profit	$106	million	$115	million	(8)%

Cardinal Health

ADDITIONAL SECOND-QUARTER AND RECENT HIGHLIGHTS

•	Completed acquisition of Cordis and launched combined Interventional Solutions portfolio at 27th annual Transcatheter Cardiovascular Therapeutics conference

•	Supported expansion of naviHealth presence in post-acute care with acquisition of RightCare Solutions Inc.

•
Opened the Generation Rx Medication Disposal Grant Program application period to non-profit organizations throughout the U.S. and Puerto Rico to help support education and awareness of community drug disposal programs

•	Named among 2016 Best Companies for Leaders by Chief Executive magazine

•	Ranked among the Most LGBT-Inclusive Places to Work in 2016 and earned a perfect score on the 2016 Corporate Equality Index for the eighth consecutive year
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss second-quarter results. To access the call and corresponding slide presentation, go to ir.cardinalhealth.com. Alternatively, participants can call 913.905.3226 and use passcode 852145.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the meeting. The audio replay will also be available until Feb. 8 by dialing 719.457.0820, passcode 852145.
UPCOMING WEBCASTED INVESTOR EVENTS

•	Leerink Partners Fifth Annual Global Healthcare Conference on Feb. 10 at 8:50 a.m. Eastern in New York
At the event, Cardinal Health executives will discuss the company's diverse products and services, company performance and strategies for continued growth. To access more details and a live webcast of this event, go to ir.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $103 billion health care services company that improves the cost-effectiveness of health care. Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #26 on the Fortune 500, Cardinal Health employs more than 36,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive e-mail alerts when the company posts news releases, SEC filings and certain other information on its website.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the ability to continue to achieve and maintain the benefits from the generic sourcing venture with CVS Health and from the acquisitions of Cordis and The Harvard Drug Group; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform, including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of Feb. 1, 2016. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Second Quarter
(in millions, except per common share amounts)	2016	2015	% Change
Revenue	$31,445	$25,537	23%
Cost of products sold	29,836	24,083	24%
Gross margin	1,609	1,454	11%

Operating expenses:
Distribution, selling, general, and administrative expenses	922	815	13%
Restructuring and employee severance	2	7	N.M.
Amortization and other acquisition-related costs	114	60	N.M.
Impairments and (gain)/loss on disposal of assets	17	(18)	N.M.
Litigation (recoveries)/charges, net	(9)	44	N.M.
Operating earnings	563	546	3%

Other income, net	(2)	(1)	N.M.
Interest expense, net	45	36	24%
Loss on extinguishment of debt	—	60	N.M.
Earnings before income taxes	520	451	15%

Provision for income taxes	194	162	20%
Net earnings	326	289	12%

Less: Net earnings attributable to noncontrolling interests	—	—	N.M.
Net earnings attributable to Cardinal Health, Inc.	$326	$289	13%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$0.99	$0.87	14%
Diluted	0.98	0.86	14%

Weighted-average number of common shares outstanding:
Basic	329	331
Diluted	332	334

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per common share amounts)	2016	2015	% Change
Revenue	$59,499	$49,607	20%
Cost of products sold	56,311	46,813	20%
Gross margin	3,188	2,794	14%

Operating expenses:
Distribution, selling, general, and administrative expenses	1,764	1,590	11%
Restructuring and employee severance	14	26	N.M.
Amortization and other acquisition-related costs	219	112	N.M.
Impairments and (gain)/loss on disposal of assets	17	(18)	N.M.
Litigation (recoveries)/charges, net	(9)	72	N.M.
Operating earnings	1,183	1,012	17%

Other (income)/expense, net	6	(4)	N.M.
Interest expense, net	90	70	28%
Loss on extinguishment of debt	—	60	N.M.
Earnings before income taxes	1,087	886	23%

Provision for income taxes	377	331	14%
Net earnings	710	555	28%

Less: Net earnings attributable to noncontrolling interests	(1)	—	N.M.
Net earnings attributable to Cardinal Health, Inc.	$709	$555	28%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$2.16	$1.66	30%
Diluted	2.14	1.65	30%

Weighted-average number of common shares outstanding:
Basic	329	333
Diluted	332	337

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	December 31, 2015	June 30, 2015
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$2,324	$4,616
Trade receivables, net	6,980	6,523
Inventories, net	11,007	9,211
Prepaid expenses and other	1,518	1,402
Total current assets	21,829	21,752

Property and equipment, net	1,651	1,506
Goodwill and other intangibles, net	9,113	6,018
Other assets	914	866
Total assets	$33,507	$30,142

Liabilities, Redeemable Noncontrolling Interests, and Shareholders’ Equity
Current liabilities:
Accounts payable	$16,919	$14,368
Current portion of long-term obligations and other short-term borrowings	354	281
Other accrued liabilities	1,606	2,594
Total current liabilities	18,879	17,243

Long-term obligations, less current portion	5,171	5,211
Deferred income taxes and other liabilities	2,609	1,432

Redeemable noncontrolling interests	120	—

Total Cardinal Health, Inc. shareholders' equity	6,711	6,256
Noncontrolling interests	17	—
Total shareholders’ equity	6,728	6,256
Total liabilities, redeemable noncontrolling interests, and shareholders’ equity	$33,507	$30,142

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Second Quarter		Year-to-Date
(in millions)	2016	2015	2016	2015
Cash flows from operating activities:
Net earnings	$326	$289	$710	$555

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	169	112	306	220
Loss on extinguishment of debt	—	60	—	60
Gain on sale of other investments	—	—	—	(5)
Impairments and (gain)/loss on disposal of assets, net	17	(18)	17	(18)
Share-based compensation	26	28	56	53
Provision for bad debts	18	14	35	26
Change in fair value of contingent consideration obligation	(13)	—	(14)	—
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(45)	—	(393)	(291)
Increase in inventories	(1,070)	(1,336)	(1,565)	(1,137)
Increase in accounts payable	2,006	1,595	2,431	1,438
Other accrued liabilities and operating items, net	29	209	(172)	113
Net cash provided by operating activities	1,463	953	1,411	1,014

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(1,885)	(25)	(3,284)	(86)
Additions to property and equipment	(92)	(47)	(175)	(83)
Purchase of available-for-sale securities and other investments	(62)	(32)	(88)	(107)
Proceeds from sale of available-for-sale securities and other investments	32	16	57	107
Proceeds from maturities of available-for-sale securities	14	16	19	16
Proceeds from divestitures and disposal of held for sale assets	—	53	—	53
Net cash used in investing activities	(1,993)	(19)	(3,471)	(100)

Cash flows from financing activities:
Payment of contingent consideration obligation	—	—	(23)	—
Net change in short-term borrowings	3	(58)	39	(18)
Reduction of long-term obligations	—	(1,220)	(4)	(1,220)
Proceeds from long-term obligations, net of issuance costs	—	1,182	—	1,182
Net proceeds/(tax withholdings) from share-based compensation	14	10	(7)	35
Tax proceeds from share-based compensation	1	4	32	42
Dividends on common shares	(128)	(114)	(259)	(233)
Purchase of treasury shares	—	(326)	—	(686)
Net cash used in financing activities	(110)	(522)	(222)	(898)

Effect of exchange rate changes on cash and equivalents	(10)	—	(10)	—

Net increase/(decrease) in cash and equivalents	(650)	412	(2,292)	16
Cash and equivalents at beginning of period	2,974	2,469	4,616	2,865
Cash and equivalents at end of period	$2,324	$2,881	$2,324	$2,881

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Second Quarter		Second Quarter
(in millions)	2016	2015	2016	2015
Revenue
Amount	$31,445	$25,537
Growth rate	23%	15%

Gross Margin
Amount[1]	$1,609	$1,454	$1,648	$1,454
Growth rate	11%	8%	13%	8%

Operating earnings
Amount	$563	$546	$726	$639
Growth rate	3%	5%	14%	10%

Net earnings attributable to Cardinal Health, Inc.
Amount	$326	$289	$430	$400
Growth rate	13%	5%	7%	28%

Return on equity	19.7%	18.7%	26.0%	25.9%

Effective tax rate	37.3%	36.0%	37.1%	33.8%

Debt to total capital	45%	39%
Net debt to capital			32%	15%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2016	2015	2016	2015
Revenue
Amount	$59,499	$49,607
Growth rate	20%	6%

Gross Margin
Amount[1]	$3,188	$2,794	$3,227	$2,794
Growth rate	14%	7%	15%	7%

Operating earnings
Amount	$1,183	$1,012	$1,463	$1,204
Growth rate	17%	2%	22%	8%

Net earnings attributable to Cardinal Health, Inc.
Amount	$709	$555	$889	$740
Growth rate	28%	(10)%	20%	7%

Return on equity	21.8%	17.8%	27.4%	23.7%

Effective tax rate	34.7%	37.4%	35.0%	35.0%

[1]	Gross margin includes the negative impact of a $39 million LIFO charge in the second quarter.
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Second Quarter			Second Quarter
(in millions)	2016	2015	(in millions)	2016	2015
Pharmaceutical			Medical

Revenue			Revenue
Amount	$28,287	$22,627	Amount	$3,162	$2,914
Growth rate	25%	16%	Growth rate	9%	4%

Segment profit			Segment profit
Amount	$627	$542	Amount	$106	$115
Growth rate	16%	12%	Growth rate[1]	(8)%	(12)%
Segment profit margin	2.22%	2.39%	Segment profit margin	3.36%	3.96%

[1]
Segment profit includes a $21 million impact from the roll-out of the inventory fair value step up related to the Cordis acquisition for the three months ended December 31, 2015. Excluding the impact of the inventory fair value step up, Medical segment profit would have increased 10% for the three months ended December 31, 2015.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended December 31, 2015 was $31,445 million, which included total segment revenue of $31,449 million and Corporate revenue of $(4) million. Total consolidated revenue for the three months ended December 31, 2014 was $25,537 million, which included total segment revenue of $25,541 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended December 31, 2015 were $563 million, which included total segment profit of $733 million and Corporate costs of $(170) million. Total consolidated operating earnings for the three months ended December 31, 2014 were $546 million, which included total segment profit of $657 million and Corporate costs of $(111) million. Corporate includes, among other things, LIFO (charges)/credits, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2016	2015	(in millions)	2016	2015
Pharmaceutical			Medical

Revenue			Revenue
Amount	$53,427	$43,836	Amount	$6,081	$5,766
Growth rate	22%	6%	Growth rate	5%	5%

Segment profit			Segment profit
Amount	$1,285	$992	Amount	$207	$229
Growth rate	29%	8%	Growth rate[1]	(10)%	(4)%
Segment profit margin	2.41%	2.26%	Segment profit margin	3.40%	3.96%

[1]
Segment profit includes a $21 million impact from the roll-out of the inventory fair value step up related to the Cordis acquisition for the six months ended December 31, 2015. Excluding the impact of the inventory fair value step up, Medical segment profit growth would have been flat for the six months ended December 31, 2015.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the six months ended December 31, 2015 was $59,499 million, which included total segment revenue of $59,508 million and Corporate revenue of $(9) million. Total consolidated revenue for the six months ended December 31, 2014 was $49,607 million, which included total segment revenue of $49,602 million and Corporate revenue of $5 million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the six months ended December 31, 2015 were $1,183 million, which included total segment profit of $1,492 million and Corporate costs of $(309) million. Total consolidated operating earnings for the six months ended December 31, 2014 were $1,012 million, which included total segment profit of $1,221 million and Corporate costs of $(209) million. Corporate includes, among other things, LIFO charges/(credits), restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

								Net Earnings	Diluted	Diluted EPS
		Gross		Operating	Earnings	Provision	Net Earnings	attributable	EPS	attributable
		Margin		Earnings	Before	for	attributable	to Cardinal	attributable	to Cardinal
	Gross	Growth	Operating	Growth	Income	Income	to Cardinal	Health, Inc.	to Cardinal	Health, Inc.
(in millions, except per common share amounts)	Margin	Rate	Earnings	Rate	Taxes	Taxes	Health, Inc.	Growth Rate	Health, Inc.	Growth Rate[1]
	Second Quarter 2016
GAAP	$1,609	11%	$563	3%	$520	$194	$326	13%	$0.98	14%
LIFO charges/(credits)	39		39		39	15	24		0.07
Restructuring and employee severance	—		2		2	1	1		—
Amortization and other acquisition-related costs	—		114		114	41	73		0.22
Impairments and (gain)/loss on disposal of assets	—		17		17	7	10		0.03
Litigation (recoveries)/charges, net	—		(9)		(9)	(5)	(4)		(0.01)
Non-GAAP	$1,648	13%	$726	14%	$683	$253	$430	7%	$1.30	8%

	Second Quarter 2015
GAAP	$1,454	8%	$546	5%	$451	$162	$289	5%	$0.86	9%
Restructuring and employee severance	—		7		7	3	4		0.01
Amortization and other acquisition-related costs	—		60		60	22	38		0.11
Impairments and (gain)/loss on disposal of assets	—		(18)		(18)	(10)	(8)		(0.03)
Litigation (recoveries)/charges, net	—		44		44	4	40		0.12
Loss on extinguishment of debt	—		—		60	23	37		0.11
Non-GAAP	$1,454	8%	$639	10%	$604	$204	$400	28%	$1.20	33%

								Net Earnings	Diluted	Diluted EPS
		Gross		Operating	Earnings	Provision	Net Earnings	attributable	EPS	attributable
		Margin		Earnings	Before	for	attributable	to Cardinal	attributable	to Cardinal
	Gross	Growth	Operating	Growth	Income	Income	to Cardinal	Health, Inc.	to Cardinal	Health, Inc.
(in millions, except per common share amounts)	Margin	Rate	Earnings	Rate	Taxes	Taxes	Health, Inc.	Growth Rate	Health, Inc.	Growth Rate
	Year-to-Date 2016
GAAP	$3,188	14%	$1,183	17%	$1,087	$377	$709	28%	$2.14	30%
LIFO charges/(credits)	39		39		39	15	24		0.07
Restructuring and employee severance	—		14		14	5	9		0.02
Amortization and other acquisition-related costs	—		219		219	78	141		0.42
Impairments and (gain)/loss on disposal of assets	—		17		17	7	10		0.03
Litigation (recoveries)/charges, net	—		(9)		(9)	(5)	(4)		(0.01)
Non-GAAP	$3,227	15%	$1,463	22%	$1,368	$479	$889	20%	$2.68	22%

	Year-to-Date 2015
GAAP	$2,794	7%	$1,012	2%	$886	$331	$555	(10)%	$1.65	(7)%
Restructuring and employee severance	—		26		26	9	17		0.05
Amortization and other acquisition-related costs	—		112		112	41	71		0.21
Impairments and (gain)/loss on disposal of assets	—		(18)		(18)	(10)	(8)		(0.02)
Litigation (recoveries)/charges, net	—		72		72	4	68		0.20
Loss on extinguishment of debt	—		—		60	23	37		0.11
Non-GAAP	$2,794	7%	$1,204	8%	$1,138	$399	$740	7%	$2.19	10%

[1]
The $56 million remeasurement of unrecognized tax benefits reduced, for fiscal 2014 second quarter, both diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations by $0.16. The fiscal 2015 second quarter growth rates for diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations, excluding the impact of the tax remeasurement, would have been (10) percent and 13 percent, respectively.

The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter
(in millions)	2016		2015
GAAP return on equity	19.7%		18.7%

Non-GAAP return on equity
Net earnings attributable to Cardinal Health, Inc.	$326		$289
LIFO charges/(credits), net of tax	24		—
Restructuring and employee severance, net of tax	1		4
Amortization and other acquisition-related costs, net of tax	73		38
Impairments and (gain)/loss on disposal of assets, net of tax	10		(8)
Litigation (recoveries)/charges, net, net of tax	(4)		40
Loss on extinguishment of debt, net of tax	—		37
Adjusted net earnings attributable to Cardinal Health, Inc.	$430		$400
Annualized	$1,720		$1,600

	Second	First	Second	First
	Quarter	Quarter	Quarter	Quarter
	2016	2016	2015	2015
Total Cardinal Health, Inc. shareholders' equity	$6,711	$6,505	$6,100	$6,256
Divided by average Cardinal Health, Inc. shareholders' equity	$6,608		$6,178
Non-GAAP return on equity	26.0%		25.9%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2016			2015
GAAP return on equity	21.8%			17.8%

Non-GAAP return on equity
Net earnings attributable to Cardinal Health, Inc.	$709			$555
LIFO charges/(credits), net of tax	24			—
Restructuring and employee severance, net of tax	9			17
Amortization and other acquisition-related costs, net of tax	141			71
Impairments and (gain)/loss on disposal of assets, net of tax	10			(8)
Litigation (recoveries)/charges, net, net of tax	(4)			68
Loss on extinguishment of debt, net of tax	—			37
Adjusted net earnings attributable to Cardinal Health, Inc.	$889			$740
Annualized	$1,778			$1,480

	Second	First	Fourth	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2016	2016	2015	2015	2015	2014
Total Cardinal Health, Inc. shareholders' equity	$6,711	$6,505	$6,256	$6,100	$6,256	$6,401
Divided by average Cardinal Health, Inc. shareholders' equity	$6,491			$6,252
Non-GAAP return on equity	27.4%			23.7%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter		Year-to-Date
(in millions)	2016	2015	2016	2015
GAAP effective tax rate	37.3%	36.0%	34.7%	37.4%

Non-GAAP effective tax rate
Earnings before income taxes	$520	$451	$1,087	$886
LIFO charges/(credits)	39	—	39	—
Restructuring and employee severance	2	7	14	26
Amortization and other acquisition-related costs	114	60	219	112
Impairments and (gain)/loss on disposal of assets	17	(18)	17	(18)
Litigation (recoveries)/charges, net	(9)	44	(9)	72
Loss on extinguishment of debt	—	60	—	60
Adjusted earnings before income taxes	$683	$604	$1,368	$1,138

Provision for income taxes	$194	$162	$377	$331
LIFO charges/(credits) tax benefit	15	—	15	—
Restructuring and employee severance tax benefit	1	3	5	9
Amortization and other acquisition-related costs tax benefit	41	22	78	41
Impairments and (gain)/loss on disposal of assets tax benefit/(expense)	7	(10)	7	(10)
Litigation (recoveries)/charges, net tax benefit/(expense)	(5)	4	(5)	4
Loss on extinguishment of debt tax benefit	—	23	—	23
Adjusted provision for income taxes	$253	$204	$479	$399

Non-GAAP effective tax rate	37.1%	33.8%	35.0%	35.0%

	Second Quarter
	2016	2015
Debt to total capital	45%	39%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$354	$270
Long-term obligations, less current portion	5,171	3,706
Debt	$5,525	$3,976
Cash and equivalents	(2,324)	(2,881)
Net debt	$3,201	$1,095
Total Cardinal Health, Inc. shareholders' equity	6,711	6,100
Capital	$9,912	$7,195
Net debt to capital	32%	15%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP net earnings attributable to Cardinal Health, Inc. and non-GAAP effective tax rate (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are net earnings attributable to Cardinal Health, Inc. and effective tax rate. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast LIFO charges/(credits), restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, and loss on extinguishment of debt, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total Cardinal Health, Inc. shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total Cardinal Health, Inc. shareholders’ equity).
Non-GAAP Diluted EPS attributable to Cardinal Health, Inc. or "Non-GAAP Diluted EPS" or "Non-GAAP Diluted Earnings Per Share": non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP Diluted EPS from continuing operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Effective Tax Rate: (provision for income taxes adjusted for (1) LIFO charges/(credits)1, (2) restructuring and employee severance2, (3) amortization and other acquisition-related costs3, (4) impairments and (gain)/loss on disposal of assets4, (5) litigation (recoveries)/charges, net5, and (6) loss on extinguishment of debt6) divided by (earnings before income taxes adjusted for the same six items).
Non-GAAP Gross Margin: Gross margin excluding LIFO charges/(credits).
Non-GAAP Net Earnings attributable to Cardinal Health, Inc. or "Non-GAAP Net Earnings": net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP Operating Earnings: operating earnings excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, and (5) litigation (recoveries)/charges, net.
Non-GAAP Return on Equity: (annualized current period net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt, each net of tax) divided by average Cardinal Health, Inc. shareholders’ equity.
Return on Equity: annualized current period net earnings attributable to Cardinal Health, Inc. divided by average Cardinal Health, Inc. shareholders’ equity.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general, and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.

[1]
The inventories of the Company's core pharmaceutical distribution facilities in the Pharmaceutical segment are valued at the lower of cost, using the LIFO method, or market. These charges or credits are included in cost of products sold, and represent changes in the Company's LIFO inventory reserve.

[2]
Programs by which the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel), and realigning operations (including realignment of the management structure of a business unit in response to changing market conditions).

[3]	Costs that consist primarily of amortization of acquisition-related intangibles assets, transaction costs, integration costs, and changes in the fair value of contingent consideration obligations.

[4]
Asset impairments and (gains)/losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and (gain)/loss on disposal of assets within the condensed consolidated statements of earnings.

[5]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.

[6]	Charges related to the make-whole premium on the redemption of notes.